Allegiant Q2 2017 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2017
FINANCIAL RESULTS
Second Quarter 2017 Fully Diluted Earnings per Share of $2.94

LAS VEGAS. July 26, 2017 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2017, as well as comparisons to the prior year:

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited	2017	2016	Change	2017	2016	Change
Total operating revenue (millions)	$400.6	$344.9	16.2%	$776.5	$693.5	12.0%
Operating income (millions)	$85.2	$104.5	(18.5)%	$158.1	$225.6	(29.9)%
Net income (millions)	$48.5	$60.8	(20.3)%	$90.1	$132.8	(32.2)%
Diluted earnings per share	$2.94	$3.68	(20.1)%	$5.43	$7.97	(31.9)%
Return on capital employed*				18.2%	25.2%
* - see appendix for calculation, represents twelve months ended June 30

“I am pleased to announce we had our 58th consecutive profitable quarter," stated Maurice J. Gallagher Jr., chairman and CEO of Allegiant Travel Company. "I am also pleased with our 21.3 percent operating margin during this transition time for the company. We are well into the wind down of our MD-80 fleet. We have taken delivery of our first four new 186 seat A320 aircraft from Airbus as of July 26th. We expect to place into service another ten Airbus aircraft including six more new A320s throughout the remainder of 2017. We also signed an agreement to acquire an additional 13 used A320s which we announced in June 2017. This was the last transaction needed to solidify the plan to retire all the MD-80s by the end of 2019. Thank you to all of our team members for another successful quarter."

Notable highlights

•
Airbus growth - In June, announced the lease arrangement of 13 used A320 aircraft to be delivered in 2017 and 2018. Will take the company to 92 committed Airbus either in service or for future delivery

•	Network growth - As of June 30, 2017 the company is operating 382 routes versus 342 at the same time last year

•	New routes - Announced 28 new routes expected to begin in the third and fourth quarters of 2017

◦	Includes new cities of Milwaukee, Wisconsin; Norfolk, Virginia; and Gulfport, Mississippi

•	Shareholder returns - $92 million was returned through a combination of the recurring dividend paid in June 2017 and share repurchases during the quarter. The company:

◦	Will pay a dividend of $0.70 per share on September 5, 2017 to shareholders of record as of August 18, 2017

Allegiant Q2 2017 Earnings

◦
Returned $84 million to shareholders through the repurchase of 589,000 open market shares in the quarter. This was the highest dollar amount spent in share repurchases for one quarter in the history of the company

◦	The Board of Directors increased the share repurchase authorization to $100 million

Second quarter 2017 revenue

•	TRASM results - Second quarter TRASM increased 3.1 percent

◦	Impact of Easter shift into April this year benefited the quarter contributing approximately 1.5 percentage points of TRASM

•	New markets (markets operating less than one year) were approximately thirteen percent of ASMs for the second quarter which is similar to last year

Third quarter 2017 revenue trends

•	TRASM guidance - Third quarter TRASM is expected to be between negative .5 and positive 1.5 percent versus the third quarter last year

◦	Increased MD-80 spares, which limits the ability to grow peak period flying, is expected to cost the third quarter one percentage point of TRASM

◦	Off peak flying is expected to be almost 26 percent of ASMs for the third quarter, versus approximately 22 percent last year

Second quarter cost trends

•	Second quarter CASM ex fuel increased 13.2 percent versus the same period last year driven by:

◦	New pilot agreement - Added six percentage points

◦	Elimination of the credit card surcharge - Added four percentage points

▪	In January 2017, we discontinued our credit card surcharge, which had previously been applied as a reduction to sales and marketing expense

◦	Irregular operations - Added two percentage points

Third quarter 2017 cost trends

•	Third quarter 2017 CASM ex fuel is expected to increase between sixteen and eighteen percent versus the same period last year, driven by:

◦	New pilot agreement - Expected to add three percentage points

◦	Incremental depreciation on Airbus aircraft - Expected to add three percentage points

◦	Elimination of credit card surcharge - Expected to add three percentage points

◦
Transition costs - Cost related to the fleet transition such as reduced ASMs through less utilization of MD-80s and other operational inefficiencies driven by the move to an all Airbus fleet is expected to add five percentage points

Full year 2017 cost trends

•	Full year 2017 CASM ex fuel is expected to remain up between ten and twelve percent, consistent with prior guidance

•	Maintenance and repairs expense is expected to remain between $100 and $110 thousand per in-service aircraft per month for full year 2017, consistent with prior guidance

•	Total ownership expense per aircraft per month - Full year 2017 ownership expense per in-service aircraft per month is expected to remain between $125 and $135 thousand, consistent with prior guidance

Balance sheet activity and full year 2017 trends

•	Full year CAPEX guidance (Excluding Airbus deferred heavy maintenance) is expected to be $525 million, consistent with prior guidance

Allegiant Q2 2017 Earnings

•	Raised $113 million in debt proceeds during the second quarter

◦	Currently have five unencumbered Airbus aircraft

Guidance, subject to revision

3Q17
Estimated TRASM year-over-year change		(0.5) to 1.5%

Fixed fee and other revenue guidance		3Q17
Fixed fee and other revenue (millions)		$17 to $19

Capacity guidance
System	3Q17	4Q17	FY17
Departure year-over-year growth	4 to 8%	7 to 11%
ASM year-over-year growth	3 to 7%	9 to 13%	9 to 11%
Scheduled
Departure year-over-year growth	4 to 8%	7 to 11%
ASM year-over-year growth	3 to 7%	9 to 13%	9 to 11%

Cost guidance	3Q17		FY17
CASM ex fuel* – year-over-year change	16 to 18%		10 to 12%

CAPEX guidance			FY17
Capital expenditures (millions)			$525
Capitalized Airbus deferred heavy maintenance (millions) **			$30

Aircraft leasing arrangement (millions) ***			$150
* - CASM ex fuel – cost per available seat mile excluding fuel expense
** - Not included in capital expenditure total
*** - Not included in capital expenditure total, present value of leases over lease term

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	1Q17	2Q17	3Q17	YE17
MD-80 (166 seats)	47	45	40	37
757 (215 seats)	2	2	2	—
A319 (156 seats)	19	20	21	22
A320 (177/186 seats)	17	21	25	29
Total	85	88	88	88
Aircraft listed in table above include only in-service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 26, 2017 to discuss its second quarter 2017 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q2 2017 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 85 aircraft and 350 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2017	2016	change
OPERATING REVENUE:
Scheduled service revenue	$220,615	$189,122	16.7
Ancillary revenue:
Air-related charges	145,405	128,713	13.0
Third party products	14,304	11,965	19.5
Total ancillary revenue	159,709	140,678	13.5
Fixed fee contract revenue	11,029	6,706	64.5
Other revenue	9,261	8,345	11.0
Total operating revenue	400,614	344,851	16.2
OPERATING EXPENSES:
Aircraft fuel	85,387	60,005	42.3
Salary and benefits	92,221	68,553	34.5
Station operations	38,998	33,328	17.0
Maintenance and repairs	28,645	29,261	(2.1)
Depreciation and amortization	30,129	25,396	18.6
Sales and marketing	12,861	5,317	141.9
Aircraft lease rentals	2,400	219	NM
Other	24,777	18,296	35.4
Total operating expense	315,418	240,375	31.2
OPERATING INCOME	85,196	104,476	(18.5)
OTHER (INCOME) EXPENSE:
Interest income	(1,475)	(710)	107.7
Interest expense	8,889	7,390	20.3
Other, net	(493)	(300)	64.3
Total other (income) expense	6,921	6,380	8.5
INCOME BEFORE INCOME TAXES	78,275	98,096	(20.2)
PROVISION FOR INCOME TAXES	29,800	37,249	(20.0)
NET INCOME	$48,475	$60,847	(20.3)
Earnings per share to common shareholders (1):
Basic	$2.94	$3.69	(20.3)
Diluted	$2.94	$3.68	(20.1)
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,198	16,420	(1.4)
Diluted	16,220	16,442	(1.4)

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended June 30,		Percent
	2017	2016	change*
OPERATING STATISTICS
Total system statistics:
Passengers	3,306,193	2,878,460	14.9
Revenue passenger miles (RPMs) (thousands)	2,958,808	2,665,753	11.0
Available seat miles (ASMs) (thousands)	3,584,209	3,178,904	12.7
Load factor	82.6%	83.9%	(1.3)
Operating expense per ASM (CASM) (cents)***	8.80	7.56	16.4
Fuel expense per ASM (cents)***	2.38	1.89	25.9
Operating CASM, excluding fuel (cents)	6.42	5.67	13.2
ASMs per gallon of fuel	71.9	72.0	(0.1)
Departures	24,721	20,969	17.9
Block hours	56,056	48,506	15.6
Average stage length (miles)	866	893	(3.0)
Average number of operating aircraft during period	85.3	83.8	1.8
Average block hours per aircraft per day	7.2	6.4	12.5
Full-time equivalent employees at end of period	3,628	3,228	12.4
Fuel gallons consumed (thousands)	49,858	44,153	12.9
Average fuel cost per gallon***	$1.71	$1.36	25.7
Scheduled service statistics:
Passengers	3,266,789	2,850,112	14.6
Revenue passenger miles (RPMs) (thousands)	2,903,257	2,626,770	10.5
Available seat miles (ASMs) (thousands)	3,436,872	3,072,135	11.9
Load factor	84.5%	85.5%	(1.0)
Departures	23,609	20,171	17.0
Block hours	53,632	46,763	14.7
Total scheduled service revenue per ASM (TRASM) (cents)**	11.07	10.74	3.1
Average fare - scheduled service	$67.54	$66.36	1.8
Average fare - ancillary air-related charges	$44.51	$45.16	(1.4)
Average fare - ancillary third party products	$4.38	$4.20	4.3
Average fare - total	$116.43	$115.72	0.6
Average stage length (miles)	869	897	(3.1)
Fuel gallons consumed (thousands)	47,821	42,698	12.0
Average fuel cost per gallon***	$1.70	$1.36	25.0
Percent of sales through website during period	95.1%	93.9%	1.2

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
*** Includes effect of $8.3 million fuel tax refunds in the second quarter of 2016.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2017	2016	change
OPERATING REVENUE:
Scheduled service revenue	$432,713	$390,728	10.7
Ancillary revenue:
Air-related charges	276,970	249,643	10.9
Third party products	27,046	23,223	16.5
Total ancillary revenue	304,016	272,866	11.4
Fixed fee contract revenue	22,289	13,507	65.0
Other revenue	17,434	16,366	6.5
Total operating revenue	776,452	693,467	12.0
OPERATING EXPENSES:
Aircraft fuel	170,049	113,663	49.6
Salary and benefits	188,519	137,761	36.8
Station operations	70,830	64,061	10.6
Maintenance and repairs	58,740	55,753	5.4
Depreciation and amortization	60,678	50,081	21.2
Sales and marketing	22,859	11,125	105.5
Aircraft lease rentals	2,564	452	NM
Other	44,129	34,968	26.2
Total operating expense	618,368	467,864	32.2
OPERATING INCOME	158,084	225,603	(29.9)
OTHER (INCOME) EXPENSE:
Interest income	(2,739)	(1,321)	107.3
Interest expense	17,291	14,629	18.2
Other, net	(854)	(663)	28.8
Total other (income) expense	13,698	12,645	8.3
INCOME BEFORE INCOME TAXES	144,386	212,958	(32.2)
PROVISION FOR INCOME TAXES	54,279	80,131	(32.3)
NET INCOME	90,107	132,827	(32.2)
Earnings per share to common shareholders (1):
Basic	$5.44	$7.98	(31.8)
Diluted	$5.43	$7.97	(31.9)
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,290	16,549	(1.6)
Diluted	16,317	16,574	(1.6)

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Six Months Ended June 30,		Percent
	2017	2016	change*
OPERATING STATISTICS
Total system statistics:
Passengers	6,187,441	5,471,367	13.1
Revenue passenger miles (RPMs) (thousands)	5,667,306	5,185,903	9.3
Available seat miles (ASMs) (thousands)	6,961,046	6,180,289	12.6
Load factor	81.4%	83.9%	(2.5)
Operating expense per ASM (CASM) (cents)***	8.88	7.57	17.3
Fuel expense per ASM (cents)***	2.44	1.84	32.6
Operating CASM, excluding fuel (cents)	6.44	5.73	12.4
ASMs per gallon of fuel	72.0	72.1	(0.1)
Departures	47,016	39,887	17.9
Block hours	109,249	94,776	15.3
Average stage length (miles)	883	913	(3.3)
Average number of operating aircraft during period	85.0	83.0	2.4
Average block hours per aircraft per day	7.1	6.3	12.7
Full-time equivalent employees at end of period	3,628	3,228	12.4
Fuel gallons consumed (thousands)	96,708,000	85,676,000	12.9
Average fuel cost per gallon***	$1.76	$1.33	32.3
Scheduled service statistics:
Passengers	6,112,269	5,417,421	12.8
Revenue passenger miles (RPMs) (thousands)	5,565,191	5,110,323	8.9
Available seat miles (ASMs) (thousands)	6,674,035	5,970,086	11.8
Load factor	83.4%	85.6%	(2.2)
Departures	44,857	38,346	17.0
Block hours	104,507	91,326	14.4
Total scheduled service revenue per ASM (TRASM) (cents)**	11.04	11.11	(0.6)
Average fare - scheduled service	$70.80	$72.12	(1.8)
Average fare - ancillary air-related charges	$45.31	$46.08	(1.7)
Average fare - ancillary third party products	$4.42	$4.29	3.0
Average fare - total	$120.53	$122.49	(1.6)
Average stage length (miles)	887	917	(3.3)
Fuel gallons consumed (thousands)	92,713	82,852	11.9
Average fuel cost per gallon***	$1.75	$1.33	31.6
Percent of sales through website during period	94.2%	94.1%	0.1

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
*** Includes effect of $8.3 million fuel tax refunds in the second quarter of 2016.

Summary Balance Sheet

(millions)	6/30/2017	12/31/2016	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$20.0	$64.7	(69.1)%
Short-term investments	323.1	269.3	20.0
Long-term investments	159.8	124.8	28.0
Total unrestricted cash	502.9	458.8	9.6
Debt
Current maturities of long-term debt, net of related costs	101.3	86.2	17.5
Long-term debt, net of current maturities and related costs	776.2	722.0	7.5
Total debt	877.5	808.2	8.6
Total Allegiant Travel Company shareholders’ equity	$459.5	$473.6	(3.0)%

Summary Cash Flow

	Six Months Ended June 30,
Unaudited (millions)	2017	2016	Change
Cash provided by operating activities	$263.1	$256.1	2.7%
Purchase of property and equipment, including capitalized interest*	(182.3)	(105.2)	73.3
Repurchase of common stock	(84.9)	(63.3)	34.1
Cash dividends paid to shareholders	(23.2)	(44.4)	(47.7)
Proceeds from the issuance of long-term debt	134.5	28.0	380.4
Principal payments on long-term debt	(64.9)	(39.2)	65.6
* Includes aircraft pre-delivery deposits.

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended June 30,
Return on capital calculation (millions)	2017	2016
Net income attributable to Allegiant Travel Company	$176.9	$234.0
Income tax	100.5	138.0
Interest expense	31.5	27.3
Less interest income	(4.4)	(2.2)
	304.5	397.1

Interest income	4.4	2.2
Tax rate	36.2%	37.1%
Numerator	197.1	251.2

Total assets as of prior June 30	1,449.0	1,319.5
Less current liabilities as of prior June 30	443.2	386.3
Plus short term debt as of prior June 30	80.1	65.2
Denominator	1,085.9	998.4
Return on capital employed	18.2%	25.2%